EXHIBIT 10.11 - SPECIAL SEVERANCE AGREEMENT BETWEEN REGISTRANT AND
                                 BRIAN J. KEENEY






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                      THE FIRST OF LONG ISLAND CORPORATION

                           SPECIAL SEVERANCE AGREEMENT


     AGREEMENT dated as of January 1, 2002 by and between THE FIRST OF LONG ISLAND CORPORATION (hereinafter referred to as "FLIC") and BRIAN J. KEENEY (hereinafter referred to as the "Officer").

     1.   Term.

     The term of this agreement shall be for a period of one (1) year commencing on the date hereof. The term shall be automatically renewed for additional one
(1) year terms, unless the Board of Directors of FLIC chooses not to renew and notifies Officer of such intention not to renew at least thirty (30) days prior to the end of a term; provided, however, that FLIC may not decline to renew during any period of time in which the Board of Directors is actively negotiating a transaction the consummation of which would result in Officer becoming entitled to a Termination Payment hereunder.

     2.   Termination Payment.

          A. Officer will be entitled to a payment (the "Termination Payment") equal to One Hundred Twenty Five Per Cent (125%) of his then current annual base salary (the dollar amount so calculated being hereafter referred to as the "Full Severance"), and FLIC shall make such Termination Payment to Officer, in the event of the occurrence of any of the following:

               (i) The employment of Officer is terminated by The First National Bank Of Long Island ("FNBLI") within twenty-four months after a Change Of Control Event (as hereinafter defined);

               (ii) Officer resigns his employment with FNBLI for Good Reason (as hereinafter defined) within twenty-four months after a Change of Control Event; or

               (iii) The employment of Officer is terminated by FNBLI within twenty-four months after any entity, person or group shall have acquired more than twenty per cent (20%) of the voting shares of FLIC and, at the time of such termination, the Chief Executive Officer of FNBLI serving in that capacity as of the first day of the term hereof, or of the then current renewal term, as the case may be, shall have ceased to be employed by FNBLI in such capacity.

          B. Officer will be entitled to a Termination Payment equal to Sixty Six and Two Thirds Per Cent (66 2/3%) of the Full Severance in the event that Officer shall resign for any reason during the period beginning on the thirty-first day after a Change of Control Event and ending on the sixtieth day after such event.

          C. In the event that Officer shall become entitled to a Termination Payment pursuant to Section


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     2(A) or 2(B) hereof, FLIC shall, at no cost to Officer, continue to provide family medical and dental coverage to Officer for a period of twelve (12) months after Officer ceases to be employed by FNBLI, on terms and conditions substantially the same as FNBLI may, from time to time, make available to its employees generally during such period; provided, however, that the obligation of FLIC to provide such coverage shall cease on the
     date  when  another  employer  makes   substantially   comparable  coverage
     available to Officer, regardless of whether the benefits made available by such employer require a contribution on the part of Officer.

          D. FLIC may elect to discharge its obligation to make the Termination Payment and provide such insurance coverage by causing FNBLI, its wholly owned subsidiary, to do so.

     3.   Non-Waiver.

     The failure of Officer to resign upon the occurrence of a particular event constituting Good Reason hereunder shall not bar the Officer from resigning upon the subsequent occurrence of any other or further event constituting Good Reason, and thereby becoming eligible to receive the Termination Payment, provided that such resignation occurs within twenty-four months after a Change of Control Event.

     4.   Ineligibility For Termination Payment.

     Regardless of whether a Change of Control Event shall have occurred, Officer shall not be entitled to any Termination Payment in the event that his employment is terminated (i) by reason of his death, normal retirement or disability, or (ii) by FNBLI for Cause (as hereinafter defined).

     5.   Definitions.

          A. "Good Reason" for resignation by Officer of his employment shall mean the occurrence (without the Officer's express written consent) of any one of the following acts or omissions to act by FLIC or FNBLI:

               (i)  The   assignment   to  Officer  of  any  duties   materially
          inconsistent with the nature and status of his responsibilities immediately prior to a Change of Control Event, or a substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the Change of Control Event; provided, however, that a redesignation of his title shall not in and of itself constitute Good Reason if his overall duties and status within FLIC and FNBLI are not substantially adversely affected.

               (ii) A reduction in his annual base salary as in effect at the time of a Change of Control Event. For purposes hereof, "annual base salary" shall mean regular basic annual compensation prior to any reduction therein under a salary reduction agreement pursuant to
          Section 401(k) or Section 125 of the Internal Revenue Code and, without limitation, shall exclude fees, bonuses, incentive awards or similar payments.


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               (iii) The  failure by FLIC or FNBLI to pay Officer any portion of his current compensation, or to pay him any portion of an installment of a deferred compensation amount under any deferred compensation program, within fourteen (14) days of the date such compensation is due.

          B. "Cause" shall mean any of the following:

               (i) The willful and continued failure by Officer to substantially perform his duties, as they may be defined by FLIC or FNBLI from time to time, or to abide by the written policies of FLIC or FNBLI after a written demand for substantial performance is delivered to him by the Chief Executive Officer of FLIC or FNBLI, as the case may be, which specifically identifies the manner in which he has failed substantially to perform his duties or has failed to abide by such written policies, and

               (ii) The willful engaging by Officer in conduct which is materially injurious to FLIC or FNBLI, monetarily or otherwise. For the purpose of the preceding sentence, no act, or failure to act, on the part of Officer shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act, or failure to act, was in the best interest of FLIC or FNBLI, as the case may be.

          C. "Change of Control Event" shall mean the occurrence of any one of the following:

               (i) Continuing Outside Directors (as hereinafter defined) no longer constitute at lease two-thirds (2/3) of Outside Directors (as hereinafter defined) of FLIC;

               (ii) There shall be consummated a merger or consolidation of FLIC, unless at least two-thirds (2/3) of Continuing Outside Directors are to continue to constitute at least two-thirds (2/3) of Continuing Directors;

               (iii) At least two-thirds (2/3) of Continuing Outside Directors determine that action taken by stockholders constitutes a Change of Control Event; or

               (iv) FNBLI is no longer a wholly-owned subsidiary of FLIC.

          D. "Continuing Outside Director" shall mean any individual who is not an employee of FLIC or FNBLI and who (i) is a director of FLIC as of the date hereof, (ii) prior to election as a director is nominated by at least two-thirds (2/3) of the Continuing Outside Directors, or (iii) following election as a director is designated a Continuing Outside Director by at least two-thirds (2/3) of Continuing Outside Directors.

          E. "Outside Director" shall mean an individual who is not an employee of FLIC or FNBLI who is a director of FLIC.

     6.   Withholding Taxes; Other Deductions.


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     FLIC and FNBLI  shall have the right (i) to deduct  from any  payments  due under this Agreement amounts sufficient to cover withholding as required by law for any federal, state or local taxes and any amounts due from the Officer to FLIC or FNBLI and (ii) to take such other action as may be necessary to satisfy any such withholding or other obligations, including but not limited to withholding amounts equal to such taxes or obligations from any other amounts due or to become due from FLIC or FNBLI to Officer.

     7.   Miscellaneous.

          A. Prior Agreement Superseded. This Agreement supersedes and replaces the Special Severance Agreement between FNBLI and Officer dated May 1, 2000.

          B. Employment at Will. Nothing contained herein shall be construed as an agreement that Officer will continue to be employed by FNBLI for any particular period of time and the employment of Officer may be terminated by FNBLI at any time.

          C. Accrued Rights. The determination of the Board of Directors of FLIC not to renew this Agreement shall not deprive Officer of any right that has accrued to Officer during the term hereof by reason of the occurrence during the term of this Agreement of an event described in Section "2" hereof.

          D. Notices. Any notices required to be given under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, to FLIC at 10 Glen Head Road, Glen Head, New York 11545,
     Attention: Chief Executive Officer, and to Officer at his residence address as reflected in the records of FLIC; or to such other address as either party may designate by written notice to the other.

          E. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                            THE FIRST OF LONG ISLAND CORPORATION


                                            By: /s/ J. William Johnson
                                                --------------------------


                                            By: /s/ Brian J. Keeney
                                                --------------------------
                                            BRIAN J. KEENEY



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